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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2016

SHIRE PLC
(Exact name of registrant as specified in its charter)

Jersey, Channel Islands (State or other jurisdiction of incorporation)	0-29630 (Commission File Number)	98-0601486 (IRS Employer Identification No.)

5 Riverwalk, Citywest Business Campus, Dublin
24, Republic of Ireland
(Address of principal executive offices)

Registrant's telephone number, including area code: +353 1 429 7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

        On January 11, 2016, Shire plc, a company incorporated in Jersey ("Shire"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Baxalta Incorporated, a Delaware corporation ("Baxalta") and BearTracks, Inc., a Delaware corporation and a wholly-owned subsidiary of Shire ("Merger Sub"), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into Baxalta (the "Merger"), with Baxalta surviving as a wholly-owned subsidiary of Shire. Shire and Baxalta also entered into a Letter Agreement, dated as of January 11, 2016 (the "Letter Agreement") with Baxter International Inc., a Delaware corporation ("Baxter"), which sets forth certain rights and obligations of the parties related to tax, securities and other matters.

        In connection with the Merger Agreement, Shire has entered into an $18.0 billion facilities agreement (the "Facilities Agreement") as more fully described below; however, the closing of the Merger and the transactions contemplated by the Merger Agreement are not conditioned upon any financing requirement of Shire or Merger Sub, including the financing under the Facilities Agreement.

Merger Agreement

        Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, at the effective time of the Merger, each outstanding share of Baxalta common stock, par value $0.01 per share (each, a "Baxalta Share") (other than Baxalta Shares held by Baxalta as treasury stock, owned by Shire or any of its subsidiaries, or as to which dissenters' rights have been properly exercised) will be converted into the right to receive (i) $18.00 in cash, without interest (the "Per Share Cash Consideration") and (ii) 0.1482 of a Shire American depositary share ("Shire ADS") (the "Per Share Stock Consideration," and together with the Per Share Cash Consideration, the "Per Share Consideration"), except that cash will be paid in lieu of fractional Shire ADSs. Shire may, in its sole discretion, permit Baxalta stockholders to elect to receive 0.4446 of an ordinary share of Shire, par value £0.05 per share ("Shire Ordinary Share"), in lieu of the Per Share Stock Consideration, in which case any Shire Ordinary Shares delivered to Baxalta stockholders will be deemed to be the Per Share Stock Consideration.

        Baxalta stock options, restricted stock units and performance stock units will generally, upon consummation of the Merger, be exchanged for equivalent stock options (in the case of Baxalta stock options) and restricted stock units (in the case of Baxalta restricted stock units and performance stock units) with respect to Shire ADSs or Shire ordinary shares. Baxalta stock options that were subject to performance-based vesting conditions prior to the Merger and Baxalta performance stock units will vest following the Merger solely based on the service provider's continued employment or other engagement by Shire or its subsidiaries through the end of the applicable performance periods. Baxalta stock options granted to non-employee directors of Baxalta or Baxter will be cancelled and exchanged for an amount equal to the Per Share Consideration the holder would have received if he or she had exercised the stock options in full on a cashless basis (without regard to taxes) immediately prior to the closing, and each restricted stock unit granted to a non-employee director of Baxalta or Baxter will be cancelled and exchanged for the Per Share Consideration.

        In connection with the closing of the Merger, Shire has agreed to use its reasonable best efforts to appoint at closing three members of Baxalta's Board of Directors to serve on Shire's Board of Directors, including Wayne Hockmeyer to serve as deputy chairman, and to nominate the same appointees for election as directors at the 2016 (if applicable) and 2017 Shire annual general meetings, subject to satisfactory compliance with attendance and performance expectation of the Shire Board of Directors.

        The Merger Agreement contains representations, warranties and covenants of the parties customary for transactions of this type. Until the earlier of the termination of the Merger Agreement or the consummation of the Merger, except as expressly set forth in the Merger Agreement, Shire and Baxalta have each agreed to operate in the ordinary course of business and to satisfy certain other operating covenants.

        Baxalta has agreed to cease all existing, and not to solicit or initiate, discussions with third parties regarding any proposal involving greater than 20% of Baxalta's stock or assets. Shire has agreed to similar restrictions regarding Shire. However, each party may, subject to the terms and conditions set forth in the Merger Agreement, furnish information to, and engage in discussions and negotiations with, a third party that makes an unsolicited, written acquisition proposal. Under certain circumstances and upon compliance with certain notice and other specified conditions set forth in the Merger Agreement, each party may change the recommendation of its board of directors or terminate the Merger Agreement to accept a superior proposal.

        The Merger Agreement contains certain termination rights for Shire and Baxalta, including, among others, the right of a party to terminate if (i) the other party's board of directors withdraws or qualifies its recommendation in favor of the transactions contemplated by the Merger Agreement or approves or recommends an alternative transaction or (ii) its board of directors resolves to enter into a definitive agreement with respect to a superior proposal prior to obtaining approval of the Merger from its stockholders. The Merger Agreement also provides that under specified circumstances described in the Merger Agreement, including those described above, Shire or Baxalta, as applicable, will be required to pay a termination fee equal to $369.0 million. In certain circumstances, a party that receives an alternative acquisition proposal prior to termination of the Merger Agreement would be required to reimburse fees of, up to $110.0 million for Shire or $65.0 million for Baxalta.

        Consummation of the Merger is subject to various conditions, including, among others, the expiration or termination of the applicable waiting period under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, merger control approval under the relevant merger control laws of the European Union and other jurisdictions, re-confirmation of opinions delivered at signing by tax advisors to Shire and Baxter, and certain other closing conditions, each as set forth in the Merger Agreement. Shire and Baxalta have agreed, upon the terms and conditions set forth in the Merger Agreement, to use reasonable best efforts to obtain antitrust approval of the transaction. In addition, the consummation of the Merger is subject to Baxalta stockholders adopting the Merger Agreement and Shire stockholders approving the issuance of Shire Ordinary Shares in connection with the Merger and an increase in Shire's borrowing authority and approving the transactions contemplated by the Merger Agreement, it being a class 1 transaction for the purposes of the rules and regulations of the UK Listing Authority.

Letter Agreement

        Pursuant to the Letter Agreement, Baxter has agreed to waive Section 4.02(c) of the Tax Matters Agreement, dated as of June 30, 2015 (the "Tax Matters Agreement"), by and between Baxalta and Baxter, with respect to the closing of the Merger and thereby consent to the Merger if (i) Cravath, Swaine & Moore LLP ("Cravath") delivers a tax opinion to Shire and Baxter's advisor delivers a tax opinion to Baxter, in each case on the date immediately prior to the date of the signing of the Merger Agreement and (ii) Cravath and Baxter's advisor each delivers an opinion in substantially the same form and substance as the related opinion delivered pursuant to clause (i) immediately prior to the closing of the Merger to Shire and Baxter, respectively.

        The Letter Agreement contains a representation from Baxter that Baxter has received the tax opinion required to be delivered on the date immediately prior to the date of the signing of the Merger Agreement for this condition to be satisfied. Baxter acknowledged receipt of the required opinion from its tax advisor. Also, in connection with the execution and delivery of the Merger Agreement, Shire received an opinion from Cravath to the effect that the transactions contemplated by the Merger Agreement would not cause specified dispositions of Baxalta Shares by Baxter, including the distribution of those shares to Baxter stockholders on July 1, 2015, to fail to qualify as tax-free to Baxter and its stockholders under Sections 355, 361 and 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended.

        The Letter Agreement also clarifies various indemnification provisions contained in the Tax Matters Agreement. Specifically, from and after the closing of the Merger, Baxalta will indemnify

Baxter and each of its affiliates and each of their respective officers, directors and employees against certain tax-related losses attributable to or resulting from the Merger except as a result of certain dispositions of Baxalta Shares by Baxter (as contemplated by the Letter Agreement). Further, it provides that, effective as of the closing of the Merger, Shire will guarantee the payment and performance by Baxalta of its obligations and agreements under the Tax Matters Agreement and other agreements related to the distribution.

        Pursuant to the Letter Agreement, Shire agreed to support Baxalta's obligations to Baxter pursuant to the Shareholder's and Registration Rights Agreement, dated as of June 30, 2015 (the "Registration Rights Agreement") by and between Baxalta and Baxter in connection with Baxter's disposition of approximately 19.5% of Baxalta's outstanding stock through certain proposed debt-for-equity and/or equity-for-equity exchanges. Such cooperation and obligations include, among other things, (i) Baxalta's obligation to use its reasonable best efforts to prepare and file registration statements with the U.S. Securities and Exchange Commission (the "SEC") as promptly as practicable upon receipt of a demand notice from Baxter and (ii) Shire's and Baxalta's respective obligations to use their reasonable best efforts to (a) provide certain financial information and make certain filings with the SEC by the dates specified in the Letter Agreement, (b) prepare and assist in the preparation and delivery of certain offering documentation and (c) cause their respective senior executive officers to participate in customary due diligence sessions and "road show" presentations, in each case, in connection with the proposed debt-for-equity and/or equity-for-equity exchanges.

        Baxter has consented to the use of a statement expressing its support for the Merger and waived its appraisal rights under Delaware law in connection with the Merger. Shire and Baxalta each agreed not to hold its special meeting of stockholders with respect to, or to consummate, the Merger until the earliest of (i) the date that Baxter has completed marketing periods for two debt-for-equity exchanges and one equity exchange offer with respect to its Baxalta Shares, (ii) the date that Baxter has disposed of all its Baxalta Shares and (iii) June 17, 2016 (subject to tolling or extension (generally no later than June 25, 2016) under certain limited circumstances).

        The Letter Agreement may be terminated (i) by mutual written consent of Shire, Baxalta and Baxter, (ii) by Shire or Baxalta upon termination of the Merger Agreement or (iii) upon the closing of the Merger, in each case subject to the terms of the Letter Agreement.

Facilities Agreement

        On January 11, 2016, Shire, as original guarantor and original borrower, entered into the Facilities Agreement, an $18.0 billion bridge facilities agreement among Shire, Barclays Bank PLC ("Barclays"), acting as agent, and Morgan Stanley Bank International Limited, together with Barclays, acting as mandated lead arrangers and bookrunners. The Facilities Agreement comprises two credit facilities: (i) a $13.0 billion term loan facility which, subject to a one year extension option exercisable at Shire's option, matures on January 11, 2017 ("Facility A") and (ii) a $5.0 billion revolving loan facility which, subject to a one year extension option exercisable at Shire's option, matures on January 11, 2017 ("Facility B" and together with Facility A, the "Facilities"). Shire has agreed to act as guarantor for any of its subsidiaries that become additional borrowers under the Facilities Agreement.

        The Facilities may be used to finance the consideration payable in respect of the Merger and certain costs related to the Merger. In addition, Facility B may be used to finance the redemption of all or part of the Target Notes, as defined in the Facilities Agreement.

        Interest on any loans made under the Facilities will be payable on the last day of each interest period, which may be one week or one, two, three or six months, or as otherwise agreed with the lenders. The interest rate applicable to each of the Facilities is LIBOR plus 1.25 percent per annum, increasing by: (i) 0.25 percent per annum on July 11, 2017 and on each subsequent date falling at three month intervals thereafter and (ii) 0.50 percent per annum on April 11, 2017 and on each subsequent date falling at three month intervals thereafter.

        Shire shall also pay a commitment fee on the available but unutilized commitments under the Facilities Agreement for the availability period applicable to each of the Facilities. With effect from first utilization, the commitment fee rate will be 35 percent of the applicable margin in respect of each of the Facilities. Before first utilization, the commitment fee rate shall be increased in stages from 10 percent to 35 percent of the applicable margin in respect of each of the Facilities over a period of five months.

        The Facilities Agreement includes customary representations and warranties, covenants and events of default, including requirements that the ratio of Net Debt to EBITDA of the Group, each as defined in the Facilities Agreement, for the most recently ended Relevant Period, as defined in the Facilities Agreement, must not, at any time, exceed 3.5:1, except that following certain acquisitions, including the Merger, Shire may elect to increase its financial covenant headroom to (i) 5.5:1 in respect of the Relevant Period in which the acquisition was completed, (ii) 5.0:1 in respect of the first Relevant Period following the Relevant Period in which the acquisition was completed and (iii) 4.5:1 in respect of the second Relevant Period following the Relevant Period in which the acquisition was completed. In addition, the ratio of EBITDA of the Group to Net Interest, each as defined in the Facilities Agreement, in respect of the most recently ended Relevant Period must not be less than 4.0:1.

        The Facilities Agreement restricts, subject to certain exceptions, Shire's and its subsidiaries' ability to incur additional financial indebtedness, grant security over its assets or provide or guarantee loans. Further, any lender may require mandatory prepayment of its participation if there is a change of control of Shire. In addition, in certain circumstances and subject to certain broad exceptions, the net cash proceeds of disposals and certain issues, loans, sales or offerings of debt securities by any member of Shire's group must be applied in cancellation of the available commitments under the Facilities and, if applicable, mandatory prepayment of any loans made under the Facilities.

        Events of default under the Facilities Agreement include, subject to customary grace periods and materiality thresholds: (i) non-payment of any amounts due under the Facilities, (ii) failure to satisfy any financial covenants and other obligations under the Facilities Agreement, (iii) material misrepresentation in any of the finance documents, (iv) failure to pay, or certain other defaults, under other financial indebtedness, (v) certain insolvency events or proceedings, (vi) material adverse changes in the business, operations, assets or financial condition of Shire and its subsidiaries, (vii) if it becomes unlawful for Shire or any of its subsidiaries that are parties to the Facilities Agreement to perform their obligations or (viii) if Shire or any subsidiary of Shire which is a party to the Facilities Agreement repudiates the Facilities Agreement or any other finance document, among others.

        The Facilities Agreement is governed by English law. Shire's obligations to consummate the Merger are not conditioned on the receipt of the financing under the Facilities Agreement

Additional Information

        The foregoing is a general description of the Merger, Merger Agreement, Letter Agreement and Facilities Agreement; it does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, Letter Agreement and Facilities Agreement, which are attached as Exhibits 2.1, 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and incorporated in this Current Report on Form 8-K by reference.

        The Merger Agreement is attached as Exhibit 2.1 to provide investors and Shire stockholders with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about Shire, Merger Sub or Baxalta or any of their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may not have been intended to be statements of fact, but rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Merger Agreement. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality and other qualifications and limitations in a way that is different from what may be viewed as material by Shire's or Baxalta's stockholders. In reviewing the representations, warranties and covenants contained in the Merger Agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or any descriptions were not intended by the parties to the Merger Agreement to be characterizations of the actual state of facts or conditions of Shire, Merger Sub or Baxalta or any of their respective affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone and should instead be read in conjunction with the other information contained in the reports, statements and filings that Shire and Baxalta publicly file with the SEC. Shire acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading.

Item 7.01    Regulation FD Disclosure

        On January 11, 2016, Shire and Baxalta issued a joint press release announcing the execution of the Merger Agreement. The press release is attached as Exhibit 99.1 hereto. The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing. In addition, Exhibit 99.1 contains statements intended as "forward-looking statements" that are subject to the cautionary statements about forward-looking statements set forth in such exhibit.

        Although Shire, as a foreign private issuer, is not subject to Regulation FD, Shire has elected to furnish voluntarily the information herein under Item 7.01.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        Statements included herein that are not historical facts, including without limitation statements concerning our proposed business combination with Baxalta and the timing and financial and strategic benefits thereof, our 20x20 ambition that targets $20 billion in combined product sales by 2020, as well as other targets for future financial results, capital structure, performance and sustainability of the combined company, the combined company's future strategy, plans, objectives, expectations and intentions, the anticipated timing of clinical trials and approvals for, and the commercial potential of, inline or pipeline products are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire's results could be materially adversely affected. The risks and uncertainties include, but are not limited to, the following:

  •
  the proposed combination with Baxalta may not be completed due to a failure to satisfy certain closing conditions, including any stockholder or regulatory approvals or the receipt of applicable tax opinions;

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  the businesses may not be integrated successfully, such integration may be more difficult, time-consuming or costly than expected, or the expected benefits of the transaction may not be realized;

  •
  disruption from the proposed transaction may make it more difficult to conduct business as usual or maintain relationships with patients, physicians, employees or suppliers;

  •
  the combined company may not achieve some or all of the anticipated benefits of Baxalta's spin-off from Baxter and the proposed transaction may have an adverse impact on Baxalta's existing arrangements with Baxter, including those related to transition, manufacturing and supply services and tax matters;

  •
  the failure to achieve the strategic objectives with respect to the proposed combination with Baxalta may adversely affect the combined company's financial condition and results of operations;

  •
  Shire may not complete its proposed acquisition of Dyax Corp. ("Dyax") due to the occurrence of an event, change or other circumstances that gives rise to the termination of the relevant merger agreement or the failure to satisfy certain closing conditions, including the Dyax stockholder approval;

  •
  products and product candidates may not achieve commercial success;

  •
  product sales from ADDERALL XR and INTUNIV are subject to generic competition;

  •
  the failure to obtain and maintain reimbursement, or an adequate level of reimbursement, by third-party payers in a timely manner for the combined company's products may affect future revenues, financial condition and results of operations, particularly if there is pressure on pricing of products to treat rare diseases;

  •
  supply chain or manufacturing disruptions may result in declines in revenue for affected products and commercial traction from competitors; regulatory actions associated with product approvals or changes to manufacturing sites, ingredients or manufacturing processes could lead to significant delays, an increase in operating costs, lost product sales, an interruption of research activities or the delay of new product launches;

  •
  the successful development of products in various stages of research and development is highly uncertain and requires significant expenditures and time, and there is no guarantee that these products will receive regulatory approval;

  •
  the actions of certain customers could affect the combined company's ability to sell or market products profitably, and fluctuations in buying or distribution patterns by such customers can adversely affect the combined company's revenues, financial condition or results of operations;

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  investigations or enforcement action by regulatory authorities or law enforcement agencies relating to the combined company's activities in the highly regulated markets in which it operates may result in significant legal costs and the payment of substantial compensation or fines;

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  adverse outcomes in legal matters and other disputes, including the combined company's ability to enforce and defend patents and other intellectual property rights required for its business, could have a material adverse effect on the combined company's revenues, financial condition or results of operations;

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  Shire is undergoing a corporate reorganization and was the subject of an unsuccessful acquisition proposal and the consequent uncertainty could adversely affect the combined company's ability to attract and/or retain the highly skilled personnel needed to meet its strategic objectives;

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  failure to achieve the strategic objectives with respect to Shire's acquisition of NPS Pharmaceuticals Inc. or Dyax may adversely affect the combined company's financial condition and results of operations;

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  the combined company will be dependent on information technology and its systems and infrastructure face certain risks, including from service disruptions, the loss of sensitive or confidential information, cyber-attacks and other security breaches or data leakages that could have a material adverse effect on the combined company's revenues, financial condition or results of operations;

  •
  the combined company may be unable to retain and hire key personnel and/or maintain its relationships with customers, suppliers and other business partners;

  •
  difficulties in integrating Dyax or Baxalta into Shire may lead to the combined company not being able to realize the expected operating efficiencies, cost savings, revenue enhancements, synergies or other benefits at the time anticipated or at all; and

other risks and uncertainties detailed from time to time in Shire's, Dyax's or Baxalta's filings with the SEC, including those risks outlined in Baxalta' current Registration Statement on Form S-1, as amended, and in "Item 1A: Risk Factors" in Shire's Annual Report on Form 10-K for the year ended December 31, 2014.

        All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Except to the extent otherwise required by applicable law, we do not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Additional Information

        This communication does not constitute an offer to buy or solicitation of any offer to sell securities or a solicitation of any vote or approval. It does not constitute a prospectus or prospectus equivalent document. This communication relates to the proposed business combination between Shire and Baxalta. The proposed combination will be submitted to Shire's and Baxalta's stockholders for their consideration and approval. In connection with the proposed combination, Shire and Baxalta will file relevant materials with (i) the SEC, including a Shire registration statement on Form S-4 that will include a proxy statement of Baxalta and a prospectus of Shire, and (ii) the Financial Conduct Authority (FCA) in the UK, including a prospectus relating to Shire ordinary shares to be issued in connection with the proposed combination and a circular to the stockholders of Shire. Baxalta will mail the proxy statement/prospectus to its stockholders and Shire will mail the circular to its stockholders. This communication is not a substitute for the registration statement, proxy statement/prospectus, UK prospectus, circular or other document(s) that Shire and/or Baxalta may file with the SEC or the FCA in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF SHIRE AND BAXALTA ARE URGED TO READ CAREFULLY THE REGISTRATION STATEMENT,PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC AND THE UK PROSPECTUS AND CIRCULAR WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SHIRE, BAXALTA AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC's web site at www.sec.gov. Investors may request copies of the documents filed with the SEC by Shire by directing a request to Shire's Investor Relations department at Shire plc, Attention: Investor Relations, 300 Shire Way, Lexington, MA 02421 or to Shire's Investor Relations department at +1 484 595 2220 in the U.S. and +44 1256 894157 in the UK or by email to investorrelations@shire.com. Investors may request copies of the documents filed with the SEC by Baxalta by directing a request to Mary Kay Ladone at mary.kayklandone@baxalta.com or (224) 948-3371.

Certain Information Regarding Participants

        Shire, Baxalta and their respective directors and executive officers may be deemed participants in the solicitation of proxies in connection with the proposed transaction. You can find information about Shire's directors and executive officers in Shire's Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 24, 2015. You can find information about Baxalta's directors and executive officers in Baxalta's registration statement on Form S-1, which was filed with the SEC on September 1, 2015.Additional information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the registration statement, proxy statement/prospectus or other documents filed with the SEC if any when they become available. You may obtain these documents (when they become available) free of charge at the SEC's web site at www.sec.gov and from Investor Relations at Shire or Baxalta as described above.

        This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Item 9.01    Financial Statements and Exhibits.

(d)
Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of January 11, 2016, among Shire plc, BearTracks, Inc. and Baxalta Incorporated.*
10.1	Letter Agreement, dated as of January 11, 2016, among Shire plc, Baxalta Incorporated and Baxter International Inc.
10.2	Facilities Agreement, dated January 11, 2016 among Shire plc, Barclays Bank PLC and Morgan Stanley Bank International Limited.
99.1	Joint Press Release of Shire plc and Baxalta Incorporated, dated January 11, 2016.

*
The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Shire will furnish copies of such schedules to the SEC upon its request; provided, however, that Shire may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIRE PLC
Date: January 11, 2016	By:	/s/ BILL MORDAN
		Name:	Bill Mordan
		Title:	Company Secretary

 EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of January 11, 2016, among Shire plc, BearTracks, Inc. and Baxalta Incorporated.*
10.1	Letter Agreement, dated as of January 11, 2016, among Shire plc, Baxalta Incorporated and Baxter International Inc.
10.2	Facilities Agreement, dated January 11, 2016 among Shire plc, Barclays Bank PLC and Morgan Stanley Bank International Limited.
99.1	Joint Press Release of Shire plc and Baxalta Incorporated, dated January 11, 2016.

*
The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Shire will furnish copies of such schedules to the SEC upon its request; provided, however, that Shire may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.

QuickLinks

  Item 1.01 Entry into a Material Definitive Agreement
  Item 7.01 Regulation FD Disclosure
  Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX